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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                       UNION PACIFIC RESOURCES GROUP INC.


                               ARTICLE 1. OFFICES

         1.1 Business Offices. The corporation may have such offices, either within or without Utah, as the board of directors may designate or as the business of the corporation may require from time to time.

         1.2 Registered Office. The registered office of the corporation required to be kept by the Utah Revised Business Corporation Act (the "Act") shall be located within the State of Utah. The address of the registered office may be changed from time to time.

                             ARTICLE 2. SHAREHOLDERS

         2.1 Annual Meeting. The annual meeting of the shareholders shall be held at such date and time as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by (a) the board of directors, (b) the chairman of the board of directors, (c) any person, if authorized by resolution adopted by a majority of the entire board of directors, (d) so long as Union Pacific Corporation beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) more than 50% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, by Union Pacific, and (e) any other person who, at such time, is authorized by the Act to call a special meeting of shareholders. A request by a shareholder for a special meeting, other than a request pursuant to section 2.2(d), must be accompanied by a statement of purposes which includes at least the information set out in clauses (i) through (vi) of section 2.8(e) of these bylaws.

         2.3 Place of Meeting. The board of directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual or any special meeting of the shareholders.


         Adopted December 7, 1999



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         2.4 Notice of Meeting.

             (a) Content and Mailings Requirements. Written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered no fewer than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president or the board of directors, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice of special shareholder meetings shall include a description of the purpose or purposes for which the meeting is called.

             (b) Effective Date. Written notice shall be deemed to be effective when mailed, if addressed to the shareholder's address shown in the corporation's current record of shareholders or, if delivered personally, when received.

             (c) Effect of Adjournment. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment, unless the adjournment is for more than 30 days or if a new record date for the adjourned meeting is or must be fixed.

         2.5 Waiver of Notice.

             (a) Written Waiver. A shareholder may waive any notice required by the Act, the articles of incorporation or the bylaws, by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

             (b) Attendance at Meetings. A shareholder's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.6 Record Date.

             (a) Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the record date for determination of such shareholders shall be at the close of business on the day before the first notice




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is delivered to shareholders. If no record date is fixed by the board for the determination of shareholders entitled to receive a distribution, the record date shall be the date the board authorizes the distribution.

             (b) Effect of Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         2.7 Shareholder List. After fixing a record date for a shareholders' meeting, the corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting. The list must be arranged by voting group and within each voting group by class or series of shares, must be alphabetical within each class or series, and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting and any adjournment thereof. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.

         2.8 Nature of Business.

             (a) At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder who complies with the procedures set forth in this section 2.8.

             (b) No business may be transacted at any annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given pursuant to section 2.4 of these bylaws, (ii) otherwise properly brought before such meeting of shareholders by or at the direction of the board of directors (or any duly authorized committee thereof), (iii) so long as Union Pacific Corporation beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, otherwise properly brought before such meeting by or at the direction of Union Pacific, or (iv) otherwise properly brought before such meeting by any shareholder (A) who is a shareholder of record on the date of the giving of the notice provided for in this section 2.8 and on the record date for the determination of shareholders entitled to vote at such annual meeting of shareholders and (B) who complies with the notice procedures set forth in this section 2.8.

             (c) No business may be transacted at any special meeting of shareholders, other than business that is specified in the notice of meeting (or any supplement thereto) given pursuant to section 2.4 of these bylaws.



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             (d) In addition to any other applicable requirements, for business to be properly brought before a meeting of shareholders by a shareholder pursuant to clause (iv) of section 2.8(b) such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a shareholder's notice to the secretary of the corporation pursuant to clause (iv) of section 2.8(b) must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the meeting of shareholders was made, whichever first occurs.

             (e) To be in proper written form, a shareholder's notice to the secretary of the corporation pursuant to clause (iv) of section 2.8(b) must set forth as to each matter such shareholder proposes to bring before the annual meeting of shareholders (i) a brief description of the business desired to be brought before the meeting of shareholders and the reasons for conducting such business at such meeting of shareholders, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) any other information which would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder if such shareholder were engaged in such a solicitation, and (vi) a representation that such shareholder intends to appear in person or by proxy at the meeting of shareholders to bring such business before the meeting.

             (f) No business shall be conducted at the annual meeting of shareholders except business brought before the meeting of shareholders in accordance with the procedures set forth in this section 2.8, provided, however, that, once business has been properly brought before the meeting of shareholders in accordance with such procedures, nothing in this section 2.8 shall be deemed to preclude discussion by any shareholder of any such business.

             (g) If the chairman of a meeting of shareholders determines that business was not properly brought before a meeting of shareholders, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.



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         2.9 Shareholder Quorum and Voting Requirements.

             (a) Quorum. Shares entitled to vote as a voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

             (b) Voting Groups. If the articles of incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

             (c) Shareholder Action. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         2.10 Proxies. At all meetings of the shareholders, a shareholder may vote in person or by a proxy which is (a) executed in writing by the shareholder, (b) executed in writing by the shareholder's duly authorized attorney in fact, or (c) transmitted by telegram, teletype, electronically or any other means, if and to the extent permitted by law. Such proxy shall be filed with, or transmitted to, the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution or transmission unless otherwise provided in the proxy.

         2.11 Voting of Shares. Except as provided by specific court order, no shares of the corporation owned, directly or indirectly, by a second corporation, domestic or foreign, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting if a majority of the shares entitled to vote for the election of directors of such second corporation are held by the corporation. The prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.



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         2.12 No Participation in Meetings by Telecommunication. No shareholder may participate in an annual or special meeting by means of telecommunication. A shareholder may participate in a meeting only if present in person or by proxy.

         2.13 Action Without a Meeting. At such time as Union Pacific Corporation no longer beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, subject to the rights of the holders of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders unless all of the shareholders entitled to vote thereon consent thereto in writing. Prior to the time Union Pacific Corporation no longer beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, the shareholders may act by consent in writing to the extent and in the manner provided by law.

         2.14 Nominations of Director Candidates.

             (a) Subject to the rights of the holders of any series of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the board of directors (or any duly authorized committee thereof),
(ii) so long as Union Pacific Corporation beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, by Union Pacific or (iii) by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this section 2.14 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this section 2.14.

             (b) In addition to any other applicable requirements for a nomination to be made by a shareholder pursuant to clause (iii) of section 2.14(a), such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

             (c) To be timely, a shareholder's notice to the secretary of the corporation pursuant to clause (iii) of the first paragraph of section 2.14(a) must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders, provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of




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the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of shareholders was mailed or public disclosure of the date of the special meeting of shareholders was made, whichever first occurs.

             (d) To be in proper written form, a shareholder's notice to the secretary of the corporation pursuant to clause (iii) of section 2.14(a) must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice,
(C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

             (e) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this section 2.14. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         2.15 Organization. Meetings of shareholders shall be presided over by the chairman of the board, or in his or her absence by the president, or in their absence by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.



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         2.16 Adjournment. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.


                          ARTICLE 3. BOARD OF DIRECTORS

         3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

         3.2 Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than five nor more than fifteen. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (a) the board of directors pursuant to a resolution adopted by a majority of the entire board of directors or (b) the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors voting together as a single class. Each director shall hold office until the next annual meeting of shareholders or until the director's earlier death, resignation or removal. However, if a director's term expires, the director shall continue to serve until his or her successor shall have been elected and qualified, or until there is a decrease in the number of directors. Directors do not need to be residents of Utah or shareholders of the corporation. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

         3.3 Regular Meetings. The board of directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

         3.4 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two directors. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.

         3.5 Notice of Special Meetings. Notice of the date, time and place of any special director meeting shall be given either orally or in writing. Such notice may be given at any time prior to the commencement of the meeting. The person giving such notice shall give such notice as far in advance of the meeting as such person reasonably believes to be appropriate under the circumstances. Oral notice shall be effective when communicated in a comprehensible manner. Written notice is effective as to each director at the earlier of: (a) when received; (b) five days after deposited in the United States mail, addressed to the director's address shown in the records of the corporation; or (c) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice. A director's



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attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting because of lack of or defective notice, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         3.6 Quorum and Voting.

             (a) Quorum. A majority of the number of directors prescribed by resolution adopted or vote pursuant to section 3.2 of these bylaws, or if no number is prescribed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

             (b) Voting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation or these bylaws require a greater percentage.

             (c) Presumption of Assent. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:
(i) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (ii) the director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or (iii) the director causes written notice of his or her dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after adjournment of the meeting. The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken.

         3.7 Meetings by Telecommunications. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         3.8 Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by written consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the corporation, or unless the consent specifies a different effective date. A signed consent has the effect of an action taken at a meeting of directors and may be described as such in any document.



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         3.9 Resignation. A director may resign at any time by giving a written notice of resignation to the corporation. Such a resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

         3.10 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding and any requirement of law, any director, or the entire board of directors, may be removed from office at any time only as follows: (a) for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single voting group at a meeting of shareholders or (b) so long as Union Pacific Corporation beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single group at a meeting of shareholders.

         3.11 Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director and not by the shareholders unless there shall at such time be no directors in office; provided, however, that (A) if the vacant office was held by a director elected by a separate voting group of shareholders then (i) if one or more remaining directors were elected by the same voting group, only such directors shall be entitled to vote to fill the vacancy; and (ii) if no directors elected by such voting group are then in office, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy, and
(B) the vacancy may be filled by vote of the shareholders acting at an annual meeting of shareholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         3.12 Organization. Meetings of the board of directors shall be presided over by the chairman of the board, or in his absence by the president, or in their absence by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

         3.13 Compensation. By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. Members of committees may be allowed like compensation for attending committee meetings. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.



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         3.14 Committees.

             (a) The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the corporation, except as limited by applicable law.

             (b) Unless the board of directors otherwise provides, each committee designated by the board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects such committee shall conduct its business in the same manner as the board conducts its business pursuant to
Article 3 of these bylaws.

                               ARTICLE 4. OFFICERS

         4.1 Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the board of directors shall elect a president and a secretary and it may, if it so determines, elect from among its members a chairman of the board and a vice chairman of the board. The board may also elect one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers and such other officers as the board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

         4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the board of directors electing any officer, each officer shall hold office until the first meeting of the board after the annual meeting of shareholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the board or to the president or to the secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the




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

corporation by death, resignation, removal or other reason may be filled for the unexpired portion of the term of that office by the board at any regular or special meeting.

         4.3 Chairman of the Board. The chairman of the board, if any, shall (i) preside at all meetings of the board of directors and of the shareholders at which he or she shall be present (ii) if so specified by the board of directors, be the chief executive officer of the corporation and (iii) shall have and may exercise such powers as may, from time to time, be assigned to him or her by the board and as may be provided by law.

         4.4 Vice Chairman of the Board. In the absence of the chairman of the board, the vice chairman of the board, if any, shall preside at all meetings of the board of directors and of the shareholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the board and as may be provided by law.

         4.5 President. Subject to the board of directors, the president shall, unless otherwise specified by the board of directors, be the chief executive officer of the corporation and in addition shall perform such duties and have such powers as are prescribed in these bylaws or as may from time to time be assigned to him or her by the board or as may be provided by law. The president shall have responsibility for general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         4.6 Vice-Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as these bylaws or the board of directors may from time to time prescribe or as may be provided by law.

         4.7 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Secretary shall perform such other duties and have such other powers as these bylaws or the board of directors may from time to time prescribe or as may be provided by law.



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

         4.8 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as these bylaws or the board of directors may from time to time prescribe or as may be provided by law.

         4.9 Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by or pursuant to resolution of the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he or she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation. He or she shall perform such other duties and have such other powers as these bylaws or the board of directors may from time to time prescribe or as may be provided by law.

         4.10 Assistant Treasurer. The assistant treasurer or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as these bylaws or the board of directors may from time to time prescribe or as may be provided by law.

         4.11 Other Officers. The other officers, if any, of the corporation shall have such powers and duties in the management of the corporation as shall be stated in a resolution of the board of directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the board. The board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

         4.12 Salary Approval Necessary. No office or position shall be created and no person shall be employed at a salary of more than $200,000 per annum, and no salary shall be increased to an amount in excess of $200,000 per annum, without the approval of the board of directors, nor shall special compensation be paid to any officer or employee, unless authorized by the board of directors; provided, however that this section shall be applicable only to salaried positions.



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

         4.13 Delegation. Subject to section 3.1, the board of directors may from time to time vest general or specific authority in the chief executive officer, the president or the head of any business unit, department or office of the corporation, or in such other officers of the corporation as the board of directors shall designate, for the determination or disposition of any matter which otherwise would be required to be considered by the board of directors under the provisions of this Article 4.

                      ARTICLE 5. CONTRACTS AND EXPENDITURES

         5.1 Capital Expenditures, etc. All capital expenditures and investments, exploration and development programs, leases and property dispositions must be authorized by the board of directors, except that general or specific authority with regard to such matters may be delegated, subject to section 3.1, to such officers of the corporation as the board of directors may from time to time direct.

         5.2 Operating Expenditures. Expenditures chargeable to operating expenses may be made by or under the direction of the head of the business unit, department or office of the corporation concerned, without explicit or further authority from the board of directors, subject to direction, restriction or prohibition by the chief executive officer or the president.

         5.3 Contracts - General. No contract shall be made or entered into by the corporation without the approval of the board of directors, except as authorized by the board of directors or these bylaws.

         5.4 Contracts - Operating Expenditures. Contracts for work, labor and services and materials and supplies, the expenditures of which will be chargeable to operating expenses, may be made and executed in the name and on behalf of the corporation by the head of the business unit, department or office of the corporation concerned, or by such person as he or she shall designate, without explicit or further authority from the board of directors, subject to direction, restriction or prohibition by the chief executive officer or the president.

         5.5 Contracts - Execution, etc. The president and each vice president of the corporation shall severally have the power to execute on behalf of the corporation any deed, bond, indenture, certificate, note, contract or other instrument or agreement authorized or approved by, or pursuant to delegation from, the board of directors and to cause the corporate seal to be thereto affixed and attested by the secretary or an assistant secretary.

         5.6 Delegation. Subject to section 3.1, the board of directors may from time to time vest general or specific authority in such officers of the corporation as the board of directors shall designate for the determination or disposition of any matter which otherwise would be required to be considered by the board of directors under the provisions of this Article 5.



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

                    ARTICLE 6. INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

         6.1 The corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the corporation or serves or served at the request of the corporation any other enterprise as a director, officer or employee. The indemnification provided in this section shall include the right to receive payment in advance of any final disposition of any expenses incurred by any such person in connection with any such action, suit or proceeding, consistent with the provisions of then applicable law. For purposes of this Article 6, the term "corporation" shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, limited liability company, joint venture, trust or employee benefit plan; service "at the request of the corporation" shall include service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan in good faith which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation. This section 6.1 shall not apply to any action, suit or proceeding pending or threatened on the date of adoption hereof provided that the right of the corporation to indemnify any person with respect thereto shall not be limited hereby.

         6.2 Any indemnification under section 6.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination by the persons authorized by the Act to make such determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct required by law.

         6.3 The indemnification and advancement of expenses provided by section
6.1 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment or repeal of any provision of this section shall not limit the right of any person to indemnity with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.



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

                                ARTICLE 7. STOCK

         7.1 Issuance of Shares. The corporation may issue the number of shares of each class or series of capital stock authorized by the articles of incorporation. The issuance or sale by the corporation of any shares of its authorized capital stock of any class shall be made only upon authorization by the board of directors, unless otherwise provided by statute. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the corporation. Shares shall be issued for such consideration as shall be fixed from time to time by the board of directors.

         7.2 Certificates for Shares.

             (a) Content. Shares may but need not be represented by certificates in such form as determined by the board of directors and stating on their face, at a minimum, the name of the corporation and that it is formed under the laws of the State of Utah, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile) by the chairman of the board, president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified. In case any officer who has signed or whose facsimile signature has been place upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

             (b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

             (c) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

             (d) Transferring Shares. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.



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

         7.3 Shares Without Certificates. The board of directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates under section 7.2 of these bylaws.

         7.4 Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                            ARTICLE 8. MISCELLANEOUS

         8.1 Corporate Seal. The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, the state of incorporation, and the words "Corporate Seal."

         8.2 Amendments. The corporation's board of directors may amend, supplement or repeal the corporation's bylaws at any time, except as limited by applicable law. Notwithstanding any other provision contained in the bylaws to the contrary, from and after such time as Union Pacific Corporation no longer beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single voting group, shall be required to approve the taking, approval, or adoption by the shareholders of the Corporation of any action or resolution which would (i) alter or amend, (ii) adopt any provision inconsistent with or limiting the effect of, or (iii) repeal, article 6 and sections 2.2, 2.8, 2.13, 2.14, 3.2, 3.10, 3.11 and 8.4 and this section 8.2 of these bylaws.

         8.3 Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

         8.4 Certain Definitions. As used herein the term "Union Pacific Corporation" shall mean Union Pacific Corporation, a Utah corporation, any successor to such corporation by consolidation or merger and any corporation to which all or substantially all of such corporation's assets may be transferred. As used herein the term "Union Pacific" shall mean Union Pacific Corporation; provided, however, that if Union Pacific Corporation is not a shareholder of the corporation then the term



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